INDEPENDENT AUDITORS' CONSENT


The Securities and Exchange Commission
Washington, D.C. 20549-1004

RE:  EtG Corporation

We consent to the use in this Registration Statement of EtG Corporation and subsidiary on Form SB-2, Amendment No. 2, of our report dated August 17, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


Cordovano and Harvey, P.C.
Denver, Colorado
December 30, 1999